Exhibit 4.5

Equity Interest Purchase Agreement

This Agreement is executed on March 25, 2017 by and among:

The Sellers:

Li Xiang (hereinafter referred to as “Party A”), ID No.: ******************;

Fan Zheng (hereinafter referred to as “Party B”), ID No.: ******************;

Qin Zhi (hereinafter referred to as “Party C”), ID No.: ******************; and

The Buyers:

Lu Min (“Lu Min”), ID No.: ******************;

Lei Haiyun (“Lei Haiyun”), ID No.: ******************.

(Lu Min and Lei Haiyun are hereinafter referred to as “Party D” collectively)

The Target Company: Beijing Autohome Information Technology Co., Ltd. (hereinafter referred to as “Party E”), universal social credit code: 911101087934346098.

The registered capital of Party E is RMB 10,000,000. Party A contributed RMB 6,800,000, accounting for 68% of the total. Party B contributed RMB 2,400,000, accounting 24% of the total, and Party C contributed RMB 800,000, accounting for 8% of the total. In accordance with the applicable laws and regulations, the Parties hereby enter into this Agreement as below through friendly consultation:

Clause 1 Equity Interests to be Sold And The Sale Price

1.1	Party A shall sell 34% equity interests he held in Party E to Lu Min at the price of RMB 3,400,000, and sell the remaining 34% equity interests he held in Party E to Lei Haiyun at the price of RMB 3,400,000; Party B shall sell 12% equity interests he held in Party E to Lu Min at the price of RMB 1,200,000, and sell the remaining 12% equity interests he held in Party E to Lei Haiyun at the price of RMB 1,200,000; Party C shall sell 4% equity interests he held in Party E to Lu Min at the price of RMB 400,000, and sell the remaining 4% equity interests he held in Party E to Lei Haiyun at the price of RMB 400,000.

1.2	Other rights and obligations pertaining to the said equity interests shall be transferred together with such equity interests.

1.3	After the sale of equity interests as contemplated hereunder is consummated and the relevant procedures for change are properly handled with the competent administration for industry and commerce, Party D shall pay the equity interest sale price respectively to Party A, Party B and Party C. It is acknowledged by the Parties that Party D shall have the right to offset the debts that would be owed to him by Party A, Party B and Party C against the equity interest sale price payable by him to Party A, Party B and Party C hereunder, or make payment hereunder according to the method of payment as agreed by the Parties through consultation at that time.

Clause 2 Undertakings and Warranties

Party A, Party B and Party C warrant that, the equity interests to be sold to Party D under Clause 1 hereof are lawfully owned by them, and they have the lawful right to dispose of such equity interests. Except for the pledge created under the equity interest pledge agreements respectively entered into by Party A, Party B and Party C with Beijing Cheerbright Technology Co., Ltd., there are no pledges or other securities or third-party’s claims over the equity interests to be sold by Party A, Party B and Party C hereunder.

Clause 3 Liabilities for Breach of the Agreement

If any party fails to perform or materially breaches any provisions contained herein, he or she shall indemnify the non-breaching parties for any losses caused thereby, and, except as otherwise agreed in this Agreement, the non-breaching parties may terminate this Agreement and claim against the breaching party.

Clause 4 Dispute Resolution

This Agreement shall be governed by and construed in accordance with the applicable laws of the People’s Republic of China.

Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties through amicable consultation, failing which, a lawsuit may be brought with the competent court having jurisdiction.

Clause 5 Miscellaneous

5.1	This Agreement shall be executed in seven originals, of which each party keeps one, and the remaining shall be filed with the competent administration for industry and commerce, being equally authentic.

5.2	This Agreement shall become effective immediately after it is sealed (in case of a corporate body) or signed (in case of a natural person) by each party.

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Party A (signature):	/s/ Li Xiang

Party B (signature):	/s/ Fan Zheng

Party C (signature):	/s/ Qin Zhi

Party D:

Lu Min (signature):	Lei Haiyun (signature):

/s/ Lu Min	/s/ Lei Haiyun

Party E: Beijing Autohome Information Technology Co., Ltd. (seal)

Date: March 25, 2017